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                                    EXHIBIT 2




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                        SAMARNAN INVESTMENT CORPORATION

                                 CODE OF ETHICS


This Code of Ethics has been adopted by the Board of Directors of Samarnan Investment Corporation (the "Company") on the 22nd day of July, 2003 for the purpose of complying with all laws and regulations applicable to the Company's business in accordance with the highest standards of business ethics. It applies to all officers, directors and employees of the Company.

                                Basis Principles

     (1) All officers, directors and employees of the Company shall conduct themselves honestly and ethically, including the ethical handling of actual or apparent conflicts of interest as between their personal interests and those of the Company.

     (2) All officers, directors and employees of the Company will avoid conflicts of interest as between their personal interests and those of the Company, which includes the disclosure to the Company's Board of Directors of any material transaction or relationship that reasonably could be expected to give rise to such a conflict.

     (3) All officers, directors and employees of the Company will provide full, fair, accurate, timely and understandable disclosure in all reports, statements and other documents that the Company files with the Securities and Exchange Commission or transmits to its shareholders as well as in any other public communication made by the Company.

     (4) All officers, directors and employees of the Company will comply with all laws, rules and regulations that are applicable to the Company.

     (5) All officers, directors and employees of the Company will promptly report any violation of this Code of Ethics to the Board of Directors of the Company.

     (6) All officers, directors and employees of the Company shall accept accountability for compliance with this Code of Ethics.


                              Conflicts of Interest

A "conflict of interest" may occur when an individual's personal interests interferes in any way, or even appears to interfere, with the interests of the Company. A situation creating a conflict may arise when an officer, director or employee of the Company takes actions or has interests that may make it difficult to perform his or her


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work for, or duties to, the Company objectively and effectively. A "conflict of interest" may also arise when an officer, director or employee, or a member of his or her family, receives improper personal benefits as a result of his or her position with the Company. In no event will the Company loan to, or guarantee the personal obligations of, any officer, director or employee of the Company or of any member of such officer's, director's or employee's family or of any affiliated person of such officer, director, employee or family member. No officer, director or employee of the Company may work for or receive any kind of payments from, either directly or indirectly, any investment advisor, custodian, transfer agent, registrar, dividend paying agent or independent public accountant employed by the Company or from any supplier of products, goods or services the Company purchases.

All officers, directors and employees must be alert to any interest that might be considered to conflict with the best interests of the Company. If any officer, director or employee or any member of his or her family, or any affiliated person of such officer, director, employee or family member, has a financial or personal interest in a contract or transaction to which the Company is a party, or any such person is contemplating entering into a transaction that may involve the use of any assets of the Company or which could compete with the Company, such person must disclose the proposed contract or transaction in reasonable detail to the Company's Board of Directors. The person or persons involved in any such contract or transaction shall not enter into the proposed contract or transaction until such time as the Company's Board of Directors has determined whether or not the proposed contract or transaction may constitute a "conflict of interest".

                              Corporate Opportunity


All officers, directors and employees of the Company shall be prohibited from
(i) taking for themselves or members of their families or affiliated persons of such officers, directors, employees or family members, opportunities they become aware of through their position with the Company, (ii) using Company property, information or position for personal gain, or (iii) competing with the Company. Any transaction or proposed transaction that might constitute a corporate opportunity shall be reported to the Company's Board of Directors promptly.

                                 Confidentially

All officers, directors and employees of the Company shall maintain the confidentially of information about the Company's business, investments and affairs that are entrusted to them by the Company or its investment advisors, lawyers, accountants or others, except when disclosure of such information is made public or authorized by the Company or is legally required.


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                                  Fair Dealing


All officers, directors and employees of the Company will endeavor to deal fairly with the Company's advisers and suppliers and will not take unfair advantage of anyone through manipulation, concealment, abuse of privileged information, misrepresentation of material facts, or use of any other unfair-dealing practice.


                   Protection and Proper Use of Company Assets

All officers, directors and employees of the Company will protect the Company's assets and ensure their proper use. Since theft, carelessness and waste would have an impact on the Company's profitability care must be exercised that all of the Company's assets are used for legitimate business purposes and are guarded from loss through theft, carelessness or waste.


                   Compliance with Laws Rules and Regulations

All officers, directors and employees of the Company shall comply with all laws, rules and regulations that are applicable to the Company, including those laws that prohibit "insider trading". "Insider trading" is trading, or tipping to others to trade, in the Company's securities based on information that has not been made available to the public in general. If a question arises as to the possibility of "insider trading", it should be directed to legal counsel before an order for any trade in the Company's securities is placed.

                     Accuracy of Company Records and Reports

The Company requires honest and accurate recording and reporting of information, which includes all business and financial records and reports filed with the Securities and Exchange Commission or transmitted to the Company's shareholders. All financial books, records and accounts must accurately reflect transactions and events and conform to generally accepted accounting standards. No false or artificial entries shall be made in any of the Company's books and records.

                   Reporting of Illegal or Unethical Behavior

The Company promotes ethical and demands compliance with this Code. Accordingly, the Company encourages the reporting to the Board of Directors of any violations of this Code or of any illegal activities by any person to whom this Code applies or any other person who does business with the Company. The Company will not allow retaliation against any person who makes such a report to the Board of Directors in good faith.


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                                   Definitions

As used in this Code, the following terms shall have the meanings set forth below.

The term "members of their family" or "family members" means any member of the immediate family of any natural person, including any parent, spouse of a parent, child, spouse of a child, spouse, brother, or sister, and includes step and adoptive relationships.

An "affiliated person" of another person means (1) any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person; (2) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (3) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (4) any officer, director, partner, copartner, or employee of such other person; (5) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (6) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof

"Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25% of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this definition. However, any such presumption may be rebutted by evidence to the contrary.

"Company" means a corporation, a partnership, a limited liability corporation, a limited liability partnership, an association, a joint-stock company, a trust, a fund, a joint venture, or any organized group of persons whether incorporated or not; or any receiver, trustee in bankruptcy or insolvency or similar official or any liquidating agent for any of the foregoing.








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